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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C.


                          SCHEDULE 14A INFORMATION


        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12

                             THE ROUSE COMPANY
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              (Name of Registrant as Specified in its Charter)


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  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which transaction applies:

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     (2)  Aggregate number of securities to which transaction applies:

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     (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4)     Proposed maximum aggregate value of transaction:

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     (5)     Total fee paid:

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[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

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     (2)  Form, Schedule or Registration Statement No.:

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     (3)  Filing Party:


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     (4)  Date Filed:

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The following press release was issued by Rouse on October 19, 2004.

FOR MORE INFORMATION:                                 FOR IMMEDIATE RELEASE:
Timothy J. Lordan,                                    October 19, 2004
Vice President and Director, Investor Relations
THE ROUSE COMPANY
10275 Little Patuxent Parkway
Columbia, Maryland 21044
(410) 992-6546
www.therousecompany.com
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      THE ROUSE COMPANY ANNOUNCES COMMENCEMENT OF DECLARATORY JUDGMENT
ACTION CONFIRMING COMPLIANCE WITH CONTINGENT STOCK AGREEMENT AND DISCLOSES
                       OTHER LITIGATION DEVELOPMENTS

Columbia, Maryland - Officials at The Rouse Company (NYSE: RSE) announced today certain developments in connection with the proposed merger between Rouse and a subsidiary of General Growth Properties, Inc. (GGP).

DEVELOPMENTS RELATING TO THE CONTINGENT STOCK AGREEMENT

As described in Rouse's proxy statement for the special meeting relating to the merger, in connection with the acquisition of The Hughes Corporation in 1996, Rouse entered into a Contingent Stock Agreement ("CSA") under which Rouse agreed to issue a formula-based number of additional shares of Rouse common stock to holders of interests under the CSA for a period running through December 31, 2009. Under the CSA, Rouse cannot enter into a "prohibited transaction" without consent of a majority of the interests under the CSA. A "prohibited transaction" includes a merger that (1) would render Rouse or a successor incapable of, or restricted from, delivering (on a timely basis) freely tradable and readily marketable securities comparable to Rouse common stock or (2) could reasonably be expected to have a prejudicial effect on the holders of interests under the CSA with respect to their non-taxable receipt of securities pursuant to the CSA.

Under the CSA, Rouse was required to give notice to the representatives of the holders of interests that the merger does not constitute a "prohibited transaction" under the CSA. On August 23, 2004, Rouse sent this notice to the representatives as required by the CSA.

Under the merger agreement between Rouse and GGP, GGP expressly assumed and agreed to perform the CSA as successor to Rouse, in the same manner and to the same extent that Rouse would be required to perform the CSA if no succession had taken place. In addition, GGP agreed to take all actions necessary after the effective time of the merger to comply with the CSA, including taking all actions necessary to ensure that following the effective time, the merger will not have a prejudicial effect on the holders with respect to their non-taxable receipt of securities pursuant to the CSA.

Notwithstanding the foregoing, on October 15, 2004, the representatives of the holders of interests under the CSA advised Rouse and GGP that they believe that the merger constitutes a "prohibited transaction" because (i) it could reasonably be expected to have a prejudicial effect on the holders with respect to their non-taxable receipt of securities pursuant to the CSA, (ii) Rouse and GGP have failed to agree, in advance of the merger, to the methodology proposed by the representatives for determining the number of GGP shares to be issued after the merger to correct any shortfall in any issuance of contingent shares prior to the merger, and (iii) GGP has not yet agreed to enter into an assumption agreement reasonably satisfactory to the representatives, or committed to register, prior to the merger, the GGP shares issuable in respect of contingent payments due after the merger.

In light of these assertions, the representatives requested that GGP enter into an indemnity agreement to protect the holders from any adverse tax consequences of the merger and provide a letter to the representatives confirming GGP's agreement to the methodology proposed by the representatives for determining the number of GGP shares issuable in respect of any corrective distribution for prior periods. The representatives further advised Rouse and GGP that, unless Rouse and GGP accepted the representatives' proposals by the close of business on October 20, 2004, the representatives would evaluate all rights and remedies available to them, including the remedy of specific performance.

GGP today delivered to the representatives an executed assumption agreement whereby GGP agrees, for the benefit of the holders of interests under the CSA and the representatives, to perform the CSA as successor to Rouse, in the same manner and to the same extent that Rouse would be required to perform the CSA if no succession had taken place. In addition, under the assumption agreement, GGP agreed that following the effective time of the merger there will not be a prejudicial effect on the holders with respect to their non-taxable receipt of securities pursuant to the CSA as a result of the merger and that securities delivered pursuant to the CSA will be freely tradable and readily marketable. GGP further agreed to indemnify and hold harmless the holders against losses arising out of any breach by GGP of the foregoing covenants.

Furthermore, GGP advised the representatives that it is prepared to submit to mediation and to the other dispute resolution mechanics of the CSA the issue of the methodology for calculating the number of GGP shares issuable after the merger in respect of any corrective distribution.

Rouse and GGP believe that the terms of the merger agreement, the merger and the assumption agreement satisfy all applicable requirements of the CSA in connection with the merger and that the merger does not constitute a "prohibited transaction." In order to minimize any uncertainty and any risk of delay in consummation of the merger, Rouse and GGP have today filed an action in Delaware Chancery Court against the representatives and the class of all holders of interests under the CSA seeking a declaratory judgment that the merger is not a "prohibited transaction." Rouse and GGP believe that the issues raised by the representatives should not affect the timing of consummation of the merger.

FILING OF AMENDED COMPLAINT AND MOTION FOR PRELIMINARY INJUNCTION

As described in Rouse's definitive proxy statement in connection with the merger, in August 2004, a person who asserted that he was a Rouse shareholder filed a purported class action lawsuit in the Circuit Court of Howard County, Maryland, against Rouse, GGP and the directors of Rouse.

On October 18, 2004, the plaintiff in this action, Jasinover vs. The Rouse Company, General Growth Properties, Inc. et al., filed a first amended and restated complaint. The complaint restates the allegations of the original complaint and further alleges that Rouse's definitive proxy statement filed with the Securities and Exchange Commission (SEC) omits various allegedly material disclosures relating to the bid process conducted by Rouse leading up to the execution of the merger agreement with GGP. In addition, the plaintiff has filed a motion for a temporary restraining order or preliminary injunction seeking to enjoin Rouse from holding the special shareholders' meeting scheduled for November 9, 2004, together with a motion seeking expedited discovery and proceedings.

Rouse and GGP believe that the claims asserted in the first amended and restated complaint are without merit and intend to defend this action vigorously. Rouse and GGP do not expect the motions filed by the plaintiffs to affect the timing of consummation of the merger.

ADDITIONAL INFORMATION

On October 9, 2004, Rouse began the process of mailing its definitive proxy statement, together with a proxy card. Stockholders of the Company are advised to read Rouse's proxy statement, and any other relevant documents filed with the SEC, because they contain important information regarding the merger.

Stockholders may also obtain a free copy of the proxy statement and other documents filed by the Company with the SEC at the SEC's website at http://www.sec.gov. Copies of the Company's proxy statement and other SEC filings are also available on the Company's website at http://www.therousecompany.com under "Investor Relations." Copies of the proxy statement and the Company's other filings with the SEC may also be obtained from the Company free of charge by directing a request to The Rouse Company, 10275 Little Patuxent Parkway, Columbia, Maryland 21044,
Attention: Investor Relations. In addition, copies of Rouse's proxy materials may be requested by contacting Rouse's proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 toll-free or by email at proxy@mackenziepartners.com. Stockholders should read the definitive proxy statement carefully before making any voting decisions.

Information regarding Rouse's directors and executive officers who were in office at the time of the 2004 annual meeting of stockholders is available as to those directors and executive officers in the Company's proxy statement for that meeting which was filed with the SEC on April 2, 2004. In addition to those directors and executive officers, a director appointed since the 2004 annual meeting, other members of Rouse management and the Company's employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed merger. Additional information regarding the interests of such potential participants is included in the proxy statement and the other relevant documents filed with the SEC.

Headquartered in Columbia, Md., The Rouse Company was founded in 1939 and became a public company in 1956. A premier real estate development and management company, The Rouse Company, through its numerous affiliates, operates more than 150 properties encompassing retail, office, research and development and industrial space in 22 states. Additionally, the Company is the developer of the master-planned communities of Columbia and Fairwood in Maryland, Summerlin, along the western edge of Las Vegas, Nevada and Bridgelands, a new project on the western side of Houston, Tex. The Company is also an investor in The Woodlands, a planned community north of Houston, Tex.

THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS, WHICH REFLECT THE COMPANY'S CURRENT VIEW WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL OR ANTICIPATED RESULTS. THE WORDS "WILL," "PLAN," "BELIEVE," "EXPECT," "ANTICIPATE," "SHOULD," "TARGET," "INTEND," AND SIMILAR EXPRESSIONS IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THEIR DATES. THE ROUSE COMPANY UNDERTAKES NO OBLIGATION TO PUBLICLY UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FOR A DISCUSSION OF CERTAIN FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL OR ANTICIPATED RESULTS, INCLUDING REAL ESTATE INVESTMENT RISKS, DEVELOPMENT RISKS AND CHANGES IN THE ECONOMIC CLIMATE, SEE EXHIBIT 99.1 OF THE ROUSE COMPANY'S FORM 10-Q FOR THE QUARTER ENDED JUNE 30, 2004.

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